SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

-------------------------------------------------------------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) August 22, 1997

                               Hudson Foods, Inc.
             (Exact name of registrant as specified in its charter)

          DELAWARE                1-9050                71-0427616
  (State of other jurisdiction  (Commission            (IRS Employer
      of incorporation)          File Number)        Identification No.)

                    1225 Hudson Road, Rogers, Arkansas 72756
                    (Address of principal executive offices)

        Registrant's telephone number, including area code (501)636-1100

                                 Not Applicable
         (Former name or former address, if changed since last report.)

Form 8-K

Item 5.  Other events.

  See attached press releases issued by Hudson Foods, Inc. on August 21, 1997.

Analyst Contact:  David Siemens                 Media Contact:  Becky Triplett
Director of Investor Relations                  Read Scott-Martin
(501) 631-5123                                  Corporate Communications
                                                (501) 636-1100


              HUDSON FOODS TODAY ISSUED THE FOLLOWING STATEMENT

ROGERS, Ark. -- (Aug. 21, 1997) --Hudson Foods, Inc. informed the U.S. Department of Agriculture this morning that the company intended to suspend operations at its Columbus, Nebraska, raw ground beef plant and that the company would recall all products produced at the plant. The company said it was taking the action out of an abundance of caution and to restore the public confidence. Raw ground beef products produced at the Columbus plant are the only Hudson Foods products involved in any way with the recent recall and with today's suspension of operations at the Columbus plant.

Further comment from the company will be issued this afternoon. The statement will be released through various outlets, including fax and U.S. Newswire, PR
Newswire, and through the Internet site: www.digitalrelease.com and enter the keyword "Hudson" into the search engine on the home page.

                 HUDSON FOODS VOLUNTARILY SUSPENDS PRODUCTION
                 AT COLUMBUS, NEBRASKA RAW GROUND BEEF PLANT

Rogers, Ark. -- (Aug. 21) --Hudson Foods, Inc. Chairman James T. Hudson today issued this statement:

"Acting out of an abundance of caution, and to restore the public confidence, today we are suspending production at our Columbus, Nebraska raw ground beef plant and recalling all raw ground beef products processed at this plant.

All such products bear the establishment #13569."

"Ground beef products produced at the Columbus, Nebraska plant are the only Hudson Foods products involved in any way with the recall of last week and today. No other plants, facilities, or products of Hudson Foods, Inc. are affected by the suspension, this recall, and other recalls."

"We are doing our best to cooperate fully with the U. S. Department of Agriculture (USDA) and will continue to do so. Hudson Foods strongly believes that the source of any contamination is from outside suppliers and has not originated inside the plant. This conclusion appears to be shared by the USDA. This plant takes deboned raw meat from outside suppliers and processes it into frozen raw beef patties and other raw ground beef products."

"Hudson Foods is a quality company, and this is clearly the best action to take in the public's interest. During this period, Hudson Foods has reiterated its full and complete cooperation with USDA inspectors to determine where the E. coli contamination has occurred."

"We hope and believe this suspension will not last long. Suspending operations, in fact, should help expedite the USDA investigation and the investigation that Hudson Foods initiated last week. In the meantime, let me express my appreciation for the deep loyalty and hard work of our employees at the Columbus facility."

"The Columbus processing plant accounted for $91 million in sales during the last fiscal year for Hudson Foods, or approximately 6.6 percent of the company's total sales of $1.4 billion."

"The plant's reopening will be coordinated between USDA and Hudson Foods officials," Hudson said. "Employees at the plant will still receive full pay until a further decision concerning the plant is made. The plant employs about 230 people."

This release and the company's financial information may be found at www.hudsonfoods.com on the Internet, or by calling PR Newswire's Company News On-Call fax service at 800-758-5804, ext. 111748. It also can be found on www.digitalrelease.com and enter the keyword "Hudson" into the search engine on the home page.